SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On August 22, 2005, the Audit Committee of the Board of Directors of Transmeta Corporation (the “Company”) engaged Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm. The Company has not consulted with Burr, Pilger & Mayer LLP during the last two fiscal years ended December 31, 2004 and 2003 or during any subsequent interim period preceding this Current Report on: the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or any matter that was either the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On August 26, 2005, the Company issued a press release respecting the engagement by the Company of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm. A copy of that press release is furnished as Exhibit 99.01 to this report.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.01	Press Release dated August 26, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 26, 2005	By:	/s/ John O’Hara Horsley
John O’Hara Horsley Vice President, General Counsel & Secretary

Exhibit No.	Description

99.01	Press Release dated August 26, 2005.